To the Shareholders and
Board of Trustees
Meeder Premier Portfolios

In planning and performing our audit of the financial statements of Meeder Premier Portfolios consisting of Defensive Equity Portfolio, Growth Portfolio, Aggressive
 Growth Portfolio, and Fixed Income Portfolio ("the Portfolios") for the period October 24, 2003 (commencement of operations) through June 30, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Portfolios is responsible for establishing
 and maintaining internal control.   In fulfilling this responsibility,
 estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 2004.

This report is intended solely for the information and use of management and the Board of Trustees of the Portfolios and the
 Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Cohen McCurdy, Ltd.
Westlake, Ohio
August 16, 2004